Exhibit 99.1

COINSTAR, INC. ANNOUNCES 2010 SECOND QUARTER RESULTS

Company Raises Guidance after Reporting 35% Revenue Growth

from Continuing Operations;

E-payment and Money Transfer Businesses Reported as Discontinued Operations

BELLEVUE, Wash.—July 29, 2010—Coinstar, Inc. (NASDAQ: CSTR) today announced financial results for the second quarter and six months ended June 30, 2010, which reflect its E-payment and Money Transfer businesses as discontinued operations.

“We are very pleased with our second quarter results and the performance of our core businesses,” said Paul Davis, chief executive officer of Coinstar, Inc. “We continue to have great momentum in our DVD business as demonstrated by our increasing market share and expanding relationships with key partners. Our Coin business is showing impressive growth in same store sales, and our outlook for the remainder of 2010 is positive as we continue to execute on our automated retail strategy.”

Second quarter financial highlights included:

• Revenue	$342.4	million

• Income from operations	$29.3	million

• Adjusted EBITDA from continuing operations (See Appendix A)	$65.5	million

• Diluted earnings per share from continuing operations	$0.39

• Diluted earnings per share attributable to Coinstar, Inc.	$0.41

• Net cash provided by operating activities from continuing operations	$104.7	million

• Free cash flow from continuing operations (See Appendix A)	$51.8	million

“With the sale of our E-payment business and the decision to dispose of Money Transfer, we are better positioned to build on the solid operating performance of our DVD and Coin businesses and have raised our guidance for 2010,” said J. Scott Di Valerio, chief financial officer of Coinstar, Inc. “We will continue to focus on consumers and partners while making investments to drive profitable growth.”

Revenue for the second quarter of 2010 increased 34.9% to $342.4 million compared with the second quarter of 2009, driven primarily by growth in DVD revenue, which increased 43.9% to $271.9 million, and by Coin revenue which grew 8.5% to $70.4 million.

Income from operations for the second quarter of 2010 was $29.3 million, which resulted in an operating margin of 8.6%, including a pre-tax charge of approximately $2.0 million in accelerated depreciation related to the company’s decision to exit the DVDXpress-branded business and $2.2 million in share-based payments expense related to the company’s agreements with Sony Pictures Home Entertainment and Paramount Home Entertainment Inc. This compares with income from operations of $25.8 million and an operating margin of 10.2% in the second quarter of 2009.

Income from continuing operations for the second quarter of 2010 was $12.8 million, or diluted earnings per share of $0.39, including the accelerated depreciation and share-based payments expense reflected in income from operations as well as 2.4 million additional shares outstanding, compared with $10.5 million, or $0.35, in the second quarter of 2009.

In the second quarter, Coinstar completed the sale of its E-payment business and committed to a formal plan to sell its Money Transfer business and, as a result, the second quarter and all prior periods have been adjusted to reflect these businesses as discontinued operations. Coinstar recorded income from discontinued operations of $0.5 million, or earnings per diluted share of $0.02, in the second quarter, which included a gain, net of tax, on the sale of the E-payment business and an anticipated loss, net of tax, upon disposal of the Money Transfer business.

Net income attributable to Coinstar, Inc. for the second quarter of 2010, which includes both continuing and discontinued operations, was $13.4 million, or diluted earnings per share of $0.41, compared with $7.0 million, or diluted earnings per share of $0.23, in the second quarter of 2009.

Revenue for the first six months of 2010 was $665.5 million, an increase of 42.6% compared with the first six months of 2009. Income from operations for the first six months of 2010 was $53.9 million, which resulted in an operating margin of 8.1%, compared with income from operations of $46.3 million and an operating margin of 9.9% in the first six months of 2009. Net income attributable to Coinstar, Inc. for the first six months of 2010 was $19.8 million, or $0.62 per diluted share compared with net income of $8.9 million, or $0.30 per share, in the first six months of 2009, which included a loss of $3.6 million attributable to non-controlling interests.

Cash paid for capital expenditures for continuing operations for the second quarter of 2010 was $52.8 million, compared with $38.3 million in the second quarter of 2009, with the increase primarily due to increased investment in redbox® DVD kiosks as well as investment in infrastructure. Free cash flow from continuing operations for the second quarter of 2010 was $51.8 million, compared with negative $5.3 million in the second quarter of 2009.

2010 Third Quarter and Full Year Guidance

For the 2010 full year, Coinstar management raised guidance provided on May 26 after adjusting for the reclassification of Money Transfer as discontinued operations and now expects:

•	Revenue between $1.425 billion and $1.505 billion;

•	EBITDA between $275 million and $290 million;

•	GAAP EPS from continuing operations between $1.88 and $2.00 on a fully diluted basis;

•	Free cash flow from continuing operations between $80 million and $100 million.

For the 2010 third quarter, Coinstar management expects:

•	Revenue between $370 million and $390 million;

•	EBITDA between $69 million and $74 million;

•	GAAP EPS from continuing operations between $0.46 and $0.52 on a fully diluted basis.

Conference Call

Paul Davis and J. Scott Di Valerio will host a conference call today at 2:00 p.m. PDT (5:00 p.m. EDT) to review the second quarter results and discuss guidance. The conference call will be webcast live and archived on the Investor Relations section of Coinstar’s website at www.coinstar.com. A recording of the call will be available approximately two hours after the call ends through August 13, 2010, at 1-888-286-8010 or 1-617-801-6888, passcode 11131953.

About Coinstar, Inc.

Coinstar, Inc. (NASDAQ: CSTR) is a leading provider of automated retail solutions offering convenient services that make life easier for consumers and drive incremental traffic and revenue for retailers. The company’s core automated retail businesses include the well-known redbox® self-service DVD rental and

Coinstar® self-service coin-counting brands. The company has approximately 26,900 DVD kiosks and 19,000 coin-counting kiosks in supermarkets, drug stores, mass merchants, financial institutions, convenience stores, and restaurants. For more information, visit www.coinstar.com.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include statements regarding Coinstar, Inc.’s anticipated growth and future operating results. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Coinstar, Inc., as well as from risks and uncertainties beyond Coinstar, Inc.’s control. Such risks and uncertainties include, but are not limited to, the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers, payment of increased service fees to retailers, the inability to receive delivery of DVDs on the date of their initial release to the general public, or shortly thereafter, for home entertainment viewing, the effective management of our DVD inventory, the ability to attract new retailers, penetrate new markets and distribution channels and react to changing consumer demands, the ability to achieve the strategic and financial objectives for our entry into or expansion of new businesses, the ability to adequately protect our intellectual property, and the application of substantial federal, state, local and foreign laws and regulations specific to our business. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar, Inc.’s expectations as of the date of this release. Coinstar, Inc. undertakes no obligation to update the information provided herein.

###

(Financial Statements Follow)

Contacts:

Media:

Marci Maule

Director of Public Relations

425-943-8277

marci.maule@coinstar.com

Investors:

Rosemary Moothart

Director of Investor Relations

425-943-8140

rosemary.moothart@coinstar.com

Appendix A

Use of Non-GAAP Financial Measures

Non-GAAP measures may be provided as a complement to results provided in accordance with United States generally accepted accounting principles (“GAAP”). Non-GAAP measures are not a substitute for measures computed in accordance with GAAP. The definitions of such non-GAAP measures are provided below to allow the reader to reconcile non-GAAP data to that presented in accordance with GAAP. Our non-GAAP measures may be different from the presentation of financial information by other companies.

Adjusted EBITDA from continuing operations is defined as earnings before net interest expense, income taxes, depreciation, amortization and certain other non-cash charges including the write-off from early retirement of debt, goodwill impairment, and stock-based compensation and share-based expenses from continuing operations. We believe adjusted EBITDA from continuing operations is an important non-GAAP measure as it provides useful information to investors regarding our ability to service, incur or pay down indebtedness. In addition, management uses this non-GAAP measure internally to evaluate performance and manage operations. See below for reconciliation of the most comparable GAAP measure, income from continuing operations, to adjusted EBITDA from continuing operations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(in thousands)
Income from continuing operations	$12,841	$10,530	$22,080	$20,431
Depreciation, amortization and other	31,612	22,175	64,292	42,325
Interest expense, net	9,073	8,611	18,339	15,077
Income taxes	7,389	6,702	13,395	10,729
Stock-based compensation and share-based expense	4,570	1,942	7,787	4,737

Adjusted EBITDA from continuing operations	$65,485	$49,960	$125,893	$93,299

Free cash flow from continuing operations is defined as net cash provided by operating activities from continuing operations after cash paid for capital expenditures for continuing operations. We believe free cash flow is an important non-GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness and repurchase our common stock. See below for reconciliation of the most comparable GAAP measure, net cash provided by operating activities from continuing operations, to free cash flow from continuing operations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(in thousands)
Net cash provided by operating activities from continuing operations	$104,651	$32,965	$157,381	$19,760
Purchase of property and equipment	(52,822)	(38,288)	(84,339)	(73,276)

Free cash flow from continuing operations	$51,829	$(5,323)	$73,042	$(53,516)

Coinstar, Inc.

Consolidated Statements of Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
REVENUE	$342,356	$253,844	$665,478	$466,597
EXPENSES:
Direct operating	241,796	174,871	466,755	318,401
Marketing	5,934	3,696	8,564	6,683
Research and development	1,805	1,299	3,229	2,556
General and administrative	31,876	25,977	63,398	50,364
Depreciation and other	30,627	21,293	62,428	40,569
Amortization of intangible assets	985	882	1,864	1,756
Litigation settlement	0	0	5,379	0

Income from operations	29,333	25,826	53,861	46,268
OTHER INCOME (EXPENSE):
Foreign currency (loss) gain and other, net	(30)	17	(47)	(31)
Interest income	85	4	87	36
Interest expense	(9,158)	(8,615)	(18,426)	(15,113)

Income from continuing operations before income taxes	20,230	17,232	35,475	31,160
Income tax expense	(7,389)	(6,702)	(13,395)	(10,729)

Income from continuing operations	12,841	10,530	22,080	20,431
Income (loss) from discontinued operations, net of tax	526	(3,572)	(2,271)	(7,883)

Net income	13,367	6,958	19,809	12,548
Less: Net income attributable to non-controlling interests	0	0	0	(3,627)

NET INCOME ATTRIBUTABLE TO COINSTAR, INC	$13,367	$6,958	$19,809	$8,921

BASIC EARNINGS PER SHARE:
Basic earnings per share from continuing operations attributable to Coinstar, Inc	$0.40	$0.35	$0.70	$0.57
Basic earnings (loss) per share from discontinued operations attributable to Coinstar, Inc	0.02	(0.12)	(0.07)	(0.27)

Basic earnings per share attributable to Coinstar, Inc	$0.42	$0.23	$0.63	$0.30

DILUTED EARNINGS PER SHARE:
Diluted earnings per share from continuing operations attributable to Coinstar, Inc	$0.39	$0.35	$0.69	$0.56
Diluted earnings (loss) per share from discontinued operations attributable to Coinstar, Inc	0.02	(0.12)	(0.07)	(0.26)

Diluted earnings per share attributable to Coinstar, Inc	$0.41	$0.23	$0.62	$0.30

WEIGHTED SHARES OUTSTANDING:
Basic	31,731	30,117	31,340	29,525
Diluted	32,938	30,575	32,077	29,893

Coinstar, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

(unaudited)

	June 30, 2010	December 31, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$132,607	$61,280
Cash in machine or in transit	48,401	57,141
Cash being processed	76,125	73,875
Accounts receivable, net of allowance for doubtful accounts of $953 and $4,379 at June 30, 2010 and December 31, 2009, respectively	19,458	61,371
DVD library and inventory	87,328	104,367
Deferred income taxes	11,295	12,350
Prepaid expenses and other current assets	19,413	20,364
Assets of business held for sale	77,945	0

Total current assets	472,572	390,748
PROPERTY AND EQUIPMENT, NET	416,228	400,289
DEFERRED INCOME TAXES	90,731	99,195
OTHER ASSETS	14,453	17,172
INTANGIBLE ASSETS, NET	11,013	30,893
GOODWILL	267,750	284,502
ASSETS OF BUSINESS HELD FOR SALE	24,100	0

TOTAL ASSETS	$1,296,847	$1,222,799

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$108,650	$118,918
Accrued payable to retailers and agents	96,402	131,103
Other accrued liabilities	104,331	91,413
Current portion of long-term debt	7,157	6,812
Current portion of capital lease obligations	23,162	26,396
Liabilities of business held for sale	59,309	0

Total current liabilities	399,011	374,642
LONG-TERM DEBT AND OTHER	409,551	409,423
CAPITAL LEASE OBLIGATIONS	14,072	26,326
DEFERRED TAX LIABILITY	17	17

TOTAL LIABILITIES	822,651	810,408

EQUITY:
Preferred stock, $0.001 par value—Authorized, 5,000,000 shares; no shares issued and outstanding at June 30, 2010 and December 31, 2009	0	0
Common stock, $0.001 par value—Authorized: 60,000,000 shares at June 30, 2010 and 45,000,000 at December 31, 2009; 34,643,176 and 33,002,865 issued and 32,717,095 and 31,076,784 shares outstanding at June 30, 2010 and December 31, 2009, respectively	448,955	406,333
Retained earnings	70,780	50,971
Treasury stock	(40,831)	(40,831)
Accumulated other comprehensive loss	(4,708)	(4,082)

Total stockholders’ equity	474,196	412,391

TOTAL LIABILITIES AND EQUITY	$1,296,847	$1,222,799

Coinstar, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
OPERATING ACTIVITIES:
Net income	$13,367	$6,958	$19,809	$12,548
Adjustments to reconcile net income to net cash provided by operating activities from continuing operations:
Depreciation and other	30,627	21,293	62,428	40,569
Amortization of intangible assets and deferred financing fees	1,493	1,202	2,880	2,262
Non-cash stock-based compensation for employees	2,339	1,942	4,964	4,737
Share-based payments for DVD agreement	2,231	0	2,823	0
Excess tax benefit on share-based awards	(5,477)	(92)	(6,225)	(125)
Deferred income taxes	5,607	2,747	8,755	4,489
(Gain) loss from discontinued operations, net of tax	(526)	3,572	2,271	7,883
Non-cash interest on convertible debt	1,499	0	2,958	0
Other	33	(106)	229	126
Cash provided (used) by changes in operating assets and liabilities from continuing operations:	53,458	(4,551)	56,489	(52,729)

Net cash provided by operating activities from continuing operations	104,651	32,965	157,381	19,760
INVESTING ACTIVITIES:
Purchase of property and equipment	(52,822)	(38,288)	(84,339)	(73,276)
Proceeds from sale of electronic payment services business	26,078	0	26,078	0
Proceeds from sale of property and equipment	230	59	267	152

Net cash used by investing activities from continuing operations	(26,514)	(38,229)	(57,994)	(73,124)
FINANCING ACTIVITIES:
Principal payments on capital lease obligations and other debt	(10,668)	(5,858)	(19,343)	(11,693)
Net borrowings on credit facility	0	18,000	0	73,000
Borrowings on term loan	0	87,500	0	87,500
Financing costs associated with revolving line of credit and convertible debt	0	(1,329)	0	(3,234)
Cash used to purchase remaining non-controlling interests in Redbox	0	(92,270)	0	(102,353)
Excess tax benefit on share-based awards	5,477	92	6,225	125
Proceeds from exercise of stock options	25,023	1,841	27,250	2,260

Net cash provided by financing activities from continuing operations	19,832	7,976	14,132	45,605

Effect of exchange rate changes on cash	(354)	3,050	(851)	2,829

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS, CASH IN MACHINE OR IN TRANSIT, AND CASH BEING PROCESSED FROM CONTINUING OPERATIONS	97,615	5,762	112,668	(4,930)

CASH FLOWS FROM DISCONTINUED OPERATIONS:
Operating cash flows	(26,279)	6,840	(14,115)	7,455
Investing cash flows	(32,716)	(2,269)	(33,550)	(4,486)
Financing cash flows	(145)	(887)	(166)	(1,822)

	(59,140)	3,684	(47,831)	1,147

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS, CASH IN MACHINE OR IN TRANSIT, AND CASH BEING PROCESSED	38,475	9,446	64,837	(3,783)

CASH AND CASH EQUIVALENTS, CASH IN MACHINE OR IN TRANSIT, AND CASH BEING PROCESSED:
Beginning of period	218,658	178,806	192,296	192,035

End of period	$257,133	$188,252	$257,133	$188,252

Coinstar, Inc.

Business Segment Information

(in thousands)

(unaudited)

At June 30, 2010, we reflected both the E-payment and Money Transfer businesses as discontinued operations for all periods presented. As a result, our business segments are now DVD services and Coin services. The operating costs related to continuing corporate activities have been reallocated to these two segments.

As a complement to our Consolidated Statements of Net Income, we are providing the following information related to our business segments:

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(in thousands)		(in thousands)
Revenue:
DVD services	$271,929	$188,925	$535,058	$343,622
Coin services	70,427	64,919	130,420	122,975

Consolidated revenue	$342,356	$253,844	$665,478	$466,597

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(in thousands)		(in thousands)
Operating income before depreciation/amortization and stock-based compensation/share-based payments:
DVD services	$39,049	$24,157	$83,480	$45,056
Coin services	26,466	25,786	42,460	48,274

Subtotal	65,515	49,943	125,940	93,330
Depreciation, amortization and other	(31,612)	(22,175)	(64,292)	(42,325)
Stock-based compensation and share-based payments	(4,570)	(1,942)	(7,787)	(4,737)

Consolidated income from operations	$29,333	$25,826	$53,861	$46,268